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                                                                     EXHIBIT r.1

                         CALAMOS ASSET MANAGEMENT, INC.

                        CALAMOS FINANCIAL SERVICES, INC.

                            CALAMOS INVESTMENT TRUST

                             CALAMOS ADVISORS TRUST

                CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND

                       CALAMOS STRATEGIC TOTAL RETURN FUND

                                 CODE OF ETHICS

                             ADOPTED MARCH 12, 2004

The philosophy of Calamos Asset Management, Inc. (CAM) and Calamos Financial Services, Inc. (CFS) is to avoid any conflict of interest, or the appearance of any conflict of interest, between the investment activities of any investment client of CAM, including Calamos Investment Trust, Calamos Advisors Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund and Calamos Strategic Total Return Fund (collectively referred to as "Clients") and the personal investment transactions of the directors, officers and employees of CAM and CFS.

This Code of Ethics establishes standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. Implementation and monitoring of those standards inevitably places some restrictions on the freedom of the investment activities of those people.

This Code of Ethics has been adopted by CAM, CFS, Calamos Investment Trust, Calamos Advisors Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund and Calamos Strategic Total Return Fund (each of Calamos Investment Trust, Calamos Advisors Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund and Calamos Strategic Total Return Fund being referred to herein as a "Trust") to meet those concerns and the legal requirements imposed by, among other things, Rule 17j-1 under the Investment Company Act of 1940. A copy of Rule 17j-1 is attached as Appendix A. Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to the Chief Compliance Officer or, in his or her absence, the President of CAM.

I.       STATEMENT OF PRINCIPLE

GENERAL PROHIBITIONS. The Investment Company Act and rules thereunder make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Trust, to:

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         A.       employ any device, scheme or artifice to defraud a Trust;

         B. make to a Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading;

         C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a Trust; or

         D.       engage in any manipulative practice with respect to a Trust.

Similarly, CAM and each person covered by the Code owe a duty of loyalty to all the accounts served by CAM. As such, they have a duty to place the interests of their respective Clients and shareholders of a Trust ahead of their own interests. In furtherance of this basic principle, all persons covered by the Code (i) must adhere to the Code of Ethics to avoid actual or potential conflicts of interest or abuse of such person's position of trust and responsibility and (ii) not take inappropriate advantage of their position.

PERSONAL SECURITIES TRANSACTIONS. This Code regulates personal securities transactions as a part of the effort by CAM, CFS and the Trusts, to detect and prevent conduct that might violate the general prohibitions outlined above. A PERSONAL SECURITIES TRANSACTION is a transaction in a SECURITY in which the person subject to this Code has a BENEFICIAL INTEREST.

         - SECURITY is interpreted very broadly for this purpose, and includes notes, stocks, bonds, debentures, investment contracts, limited partnership interests, shares of mutual funds and closed-end funds and any right to acquire any security (an option or warrant or convertible security, for example).

         - You have a BENEFICIAL INTEREST in a security that you own individually, jointly, or as a guardian, executor or trustee, or in which you or your spouse or minor children or other dependents living in your household, have an interest. "Beneficial interest" is defined in Rule 16a-1 under the Securities Exchange Act of 1934. A copy of Rules 16a-1 through 16a-3 are attached as Appendix B and examples of beneficial interest are attached as Appendix C.

In any situation where the potential for conflict exists, transactions for a Client must take precedence over any personal transaction. The people subject to this Code owe a duty to their Clients to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of the Client, otherwise take inappropriate advantage of their relationship to the Client or create any actual or potential conflict of interest between their interests and the interests of the Client.

Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.

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II.      HOW THE CODE'S RESTRICTIONS APPLY

The restrictions on personal securities transactions in Section III and the compliance procedures in Section VII differentiate among groups of people based on their positions and responsibilities with CAM, CFS and the Trust. The groups are: INVESTMENT PERSONS, ACCESS PERSONS and OUTSIDE TRUSTEES.

         A. INVESTMENT PERSONS are those who make, or participate in making, investment decisions or recommendations for Clients, or who, in connection with their regular functions or duties with CAM or CFS, make, participate in, or obtain information regarding the purchase or sale of securities by a Client. Investment Persons are:

                  -        each CAM portfolio manager;

                  -        each analyst working for CAM;

                  - support staff of CAM working directly with portfolio managers and analysts;

                  -        each trader of CAM; and

                  -        CFS and CAM.

         B. ACCESS PERSONS are those directors, officers and employees of CAM, CFS or a trust who are not Investment Persons or Outside Trustees.

         C. OUTSIDE TRUSTEES are those trustees of a Trust who are not "interested persons" of a Trust.

III.     RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

         A. NO TRANSACTIONS WITH CLIENTS. No INVESTMENT PERSON, ACCESS PERSON or OUTSIDE TRUSTEE shall knowingly sell to or purchase from a Client any security or other property except securities issued by that Client.

         B. NO CONFLICTING TRANSACTIONS. No INVESTMENT PERSON, ACCESS PERSON or OUTSIDE TRUSTEE shall purchase or sell for his or her own personal account and benefit, or for the account and benefit of any relative, any security that the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by a Client, until the Client's transactions have been completed or consideration of such transactions has been abandoned. The purchase and sale of shares of any Trust by an INVESTMENT PERSON, ACCESS PERSON, or OUTSIDE TRUSTEE shall not be viewed as a Conflicting Transaction for the purpose of this section.

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              NOTE: RESTRICTIONS C THROUGH F BELOW DO NOT APPLY TO
                              THE OUTSIDE TRUSTEES.

         C. INITIAL PUBLIC OFFERINGS. No INVESTMENT PERSON or ACCESS PERSON shall acquire any security in an initial public offering.

         D. PRIVATE PLACEMENTS. No INVESTMENT PERSON or ACCESS PERSON shall acquire any security in a private placement without the express written prior approval of the President or Managing Director of CAM. In deciding whether that approval should be granted, consideration will be given to whether the investment opportunity should be reserved for Clients and whether the opportunity has been offered because of the person's relationship with CAM or its Clients. An INVESTMENT PERSON who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer for a Client's account. Any investment decision for the Client relating to that security must be made by other Investment Persons.

         E. SHORT-TERM TRADING. No INVESTMENT PERSON may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 days if the same (or equivalent) securities have been held by a Client during such 60-day period. Any profit so realized will be required to be donated to a charitable organization selected by CAM.

IV.      GIFTS

         A. ACCEPTING GIFTS AND ENTERTAINMENT Except as otherwise specifically stated below, an INVESTMENT PERSON, ACCESS PERSON or his/her family members must not accept gifts or excessive entertainment or favors from current or prospective customers or suppliers of the Company. Cash gifts and checks or gift certificates convertible into cash are always inappropriate and must never be accepted. Other gifts up to $100 in retail value may be accepted if the INVESTMENT PERSON or ACCESS PERSON is certain that there are no conflict of interest or appearance of any conflict of interest raised by the gift(s). If an employee receives a gift, over a $100 retail value, the employee must submit a written report to the Director of Compliance. Reports submitted to the Director of Compliance must contain the following information: name of recipient; title or position; department; name of donor; description of gift; date received; actual or estimated value. Such reports are to be prepared and submitted immediately upon receipt of such gift. Senior Management reserves the right to require the person to return any gift if it determines such return is appropriate under the circumstances.

                  Invitations for excessive or extravagant entertainment must be declined. If such entertainment is accepted inadvertently, it must be reported in writing in accordance with the above guidelines. Employees should only accept types of entertainment that they believe would be deemed appropriate. No gifts should be accepted by one employee from another employee if accepting such gifts would

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                  create a conflict of interest or the appearance thereof, if such gifts would be considered excessive, or if such gifts are inappropriate or in bad taste.

         B. PRESENTING GIFTS AND ENTERTAINMENT In situations where the Company is to present a gift, entertainment, or other accommodation to a current or prospective customer or supplier, INVESTMENT PERSONS or ACCESS PERSONS must use careful judgment to determine that the matter is handled in good taste and without excessive expense. All entertainment presented by the Company or in the name of the Company must be appropriate and in good taste. Employees presenting a gift, entertainment or accommodation must be certain that such gift, entertainment or accommodation they have selected would be appropriate. If there are any questions as to whether or not a particular form of gift, entertainment or accommodation is appropriate, such gift, entertainment or accommodation should not be presented. Prior approval from the Director of Compliance is required before purchasing a gift with a retail value over $100 or the presentation of a gift combined with other gifts given to the same client during the calendar year would exceed $100. Reports should include name of donor; title or position; department; name of recipient, description of gift; date presented; and actual value.

                  INVESTMENT PERSONS or ACCESS PERSONS sometimes obtain CAM-owned tickets to sporting or cultural events, etc. When an INVESTMENT PERSON or ACCESS PERSON is accompanying a customer to the event using the CAM-owned tickets, the use of such tickets is considered to be customer entertainment. When an INVESTMENT PERSON or ACCESS PERSON presents such tickets to a customer, but does not attend the event with the customer, the presentation of such CAM-owned tickets is then considered a gift to the customer. In either event, care must be taken to ensure that such gift or entertainment is an appropriate business expense for the Company. It is expected that CAM-owned tickets would not be repeatedly used to entertain, or be presented as gifts to, the same customer.

V.       SERVICE AS A DIRECTOR

         No INVESTMENT PERSON or ACCESS PERSON may serve as a member of the board of directors or trustees of any publicly-held company without the prior written approval of the President or the Chief Compliance Officer, based on a determination that the board service would not be inconsistent with the interests of the Clients of CAM. If an INVESTMENT PERSON is serving as a board member, that INVESTMENT PERSON shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

VI.      INSIDE INFORMATION

Securities laws and regulations prohibit the misuse of "inside" material non-public information regarding an issuer when trading or recommending securities of that issuer.

Inside information obtained by any ACCESS PERSON or an INVESTMENT PERSON from any source must be kept strictly confidential. All inside information should be kept completely secure, and

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access to files and computer files containing such information should be restricted. ACCESS PERSONS and INVESTMENT PERSONS shall not act upon or disclose inside information and shall report the information and any proposed trade in the issuer to whom the information relates immediately to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue, CAM will determine whether any trading restrictions apply and what action, if any, the firm should take.

Inside information may include, but is not limited to, knowledge of pending orders or research recommendations, corporate finance activity, mergers and acquisitions, and other material non-public information that could affect the price of a security. Trading during a tender offer represents a particular concern in the law of insider trading. ACCESS PERSONS and INVESTMENT PERSONS should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Client and Client account information is also confidential and must not be discussed with any individual whose responsibilities do not require knowledge of such information.

All questions and requests for assistance regarding confidential or inside information should be promptly directed to the Chief Compliance Officer.

VII.     COMPLIANCE PROCEDURES

         A.       BLACKOUT PERIODS. [See pre-clearance requirements in Section
                  VII. E. below] No personal securities transaction in which an INVESTMENT PERSON or an ACCESS PERSON has a beneficial interest shall be executed if a Client (1) has a conflicting order pending or (2) is actively considering a purchase or sale of the same security. A conflicting order is any order for the same security, or an option on that order, that has not been fully executed. A purchase of a security is being "actively considered" (a) when a recommendation to purchase or sell has been made for the Client and is pending or (b) with respect to the person making the recommendation, when that person is seriously considering making the recommendation.

                  Absent extraordinary circumstances, a personal securities transaction shall not be executed until the fifth business day after completion of any transaction for a Client. The Blackout Period does not extend to the purchase and sale of open-end and closed-end funds.

         B. DISCLOSURE OF PERSONAL HOLDINGS. Each INVESTMENT PERSON and ACCESS PERSON shall disclose to the Chief Compliance Officer securities holdings in which he or she has a beneficial interest (excluding direct obligations of the U. S. government (U.S. treasury bills, notes and bonds), and money market instruments, including bank certificates of deposit, bankers' acceptances, commercial paper and repurchase agreements) no later than ten days after commencement of employment with CAM or CFS (or upon the adoption of this Code) and annually thereafter as of December 31 of each year. Annual reports shall be delivered to the Chief Compliance Officer no later than January 30 of the following year. The

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                  initial holdings and annual holdings reports shall contain the following information:

                  - title and number of shares, or principal amount, interest rate and maturity date (if applicable), of each security held beneficially;

                  - the name of any broker, dealer, bank or custodian with or through which an account is maintained in which the person has a beneficial interest, along with the corresponding account number; and

                  -   the date the report is submitted.

         C.       REPORTING PERSONAL SECURITIES TRANSACTIONS.

                  1. An OUTSIDE TRUSTEE shall report in writing to the Chief Compliance Officer, within ten days after the end of the calendar quarter in which a transaction occurred, any personal transaction including transactions in shares of investment companies advised by CAM, in a security that the Outside Trustee, at the time of the transaction, knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, that on the day of the transaction or within 15 days before or after that day a purchase or sale of that security was made by or considered for the Trust. Purchases and sales of shares of Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income or Calamos Strategic Total Return Fund, (Calamos Closed-End Funds) must be reported to the Chief Compliance Officer within one business of such transaction. Such reporting is required to meet obligations under Section 16 and the rules thereunder. (See Appendix B).

                  2. Each ACCESS PERSON and INVESTMENT PERSON shall (i) identify to CAM and CFS any brokerage or other account in which he or she has a beneficial interest and (ii) instruct the broker or custodian to deliver to CAM's Chief Compliance Officer duplicate confirmations of all transactions and duplicate monthly statements.

                  3. Each ACCESS PERSON and INVESTMENT PERSON shall report all personal securities transactions, including transactions in shares of all mutual funds and closed-end funds, during a quarter to the Chief Compliance Officer no later than ten days after the end of the quarter. Quarterly transaction reports shall include the following information:

                           For each transaction:

                           -  the date of the transaction;

                           - title and number of shares or principal amount, interest rate and maturity date (if applicable) of each security involved;

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                           -  the nature of the transaction (i.e., purchase,
                              sale, exchange, gift, or other type of acquisition or disposition);

                           -  the price at which the transaction was effected;

                           - the name of the broker, dealer or bank with or through which the transaction was effected;

                           -  the account number; and

                           -  the date the report is submitted.

                           In addition, for each account established during the month in which securities are held for the benefit of an INVESTMENT PERSON or Access PERSON, the quarterly report shall include:

                           - the name of the broker, dealer, custodian or bank with whom the account was established;

                           -  the date the account was established; and

                           -  the date the report is submitted.

                  4. For INVESTMENT PERSONS and ACCESS PERSONS who choose to execute all personal securities transactions through CFS, CFS will provide to CAM's Chief Compliance Officer information about transactions in the accounts of persons subject to this Code who have accounts with CFS.

                  5. Reports relating to the personal securities transactions of the Chief Compliance Officer shall be delivered to the President of CAM.

         D. FORM OF REPORTS. Reports of personal securities transactions may be in any form (including copies of confirmations or monthly statements) but must include the information required by Section VII.C.3.

         E. Pre-clearance of Personal Securities Transactions. No INVESTMENT PERSON or ACCESS PERSON shall engage in a personal securities transaction unless the transaction has been approved in advance by a designated individual as outlined in sections 1 and 2 below and executed in accordance with the Employee Pre-Clearance Procedures. Each approval shall be in writing and shall be forwarded to Compliance to be filed in the employee's trading files and maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  1. Personal Securities, other than Mutual Funds - INVESTMENT PERSONS or ACCESS PERSONS wishing to place trades in securities including, but not limited to, equities, fixed income, derivatives, closed-end mutual funds and exchange traded funds must obtain written approval from any one of

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                           the President, Senior Executive Vice President or
                           Chief Compliance Officer, none of whom may approve his or her own transactions. In addition, the personal securities transactions of the President and Senior Executive Vice President must be approved in advance by the Chief Compliance Officer.

                  2. Mutual Funds - INVESTMENT PERSONS or ACCESS PERSONS wishing to redeem or exchange mutual fund shares held for a period of less than 30 calendar days, must obtain written approval from any one of the Chief Compliance Officer, Director of Compliance, or Chief Administrative Officer, none of whom may approve his or her own transactions.

         F. If preclearance is granted, the individual must execute his or her trade within the period of time indicated by the approving person on the preclearance form, which period of time shall not exceed one business day from the day on which preclearance is granted. (Limit orders, which have been precleared and placed within this time limit, need not be precleared on subsequent days so long as the terms of the order have not changed.) In addition, Officers of Calamos Closed-End Funds and Executive Officers of CAM and CFS must notify the Chief Compliance Officer of any purchases and sales of Calamos Closed-End Funds, excluding dividend or capital gain reinvestments, on the day such transaction was effected. Such notification is required to meet obligations under Section 16 and the rules thereunder. (See Appendix B).F. MONITORING OF TRANSACTIONS. CAM's Chief Compliance Officer will monitor the trading patterns of INVESTMENT PERSONS and ACCESS PERSONS.

         G. CERTIFICATION OF COMPLIANCE. Each INVESTMENT PERSON and ACCESS PERSON is required to certify annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. The Chief Compliance Officer shall annually distribute a copy of the Code and request certification by all covered persons and shall be responsible for ensuring that all personnel comply with the certification requirement.

                  Each INVESTMENT PERSON and ACCESS PERSON who has not engaged in any Personal Securities Transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

         H. REPORT TO TRUSTS' BOARD. The officers of each Trust shall prepare an annual report to the board of each Trust that:

                  - summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

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                  -   describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

                  - certifies to the board that the Trust has adopted procedures reasonably necessary to prevent its INVESTMENT PERSONS and ACCESS PERSONS from violating the Code; and

                  - identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

VIII.    EXEMPT TRANSACTIONS

The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of Sections III and VII of this Code shall not apply to:

         A. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

         B.       Purchases or sales of:

                  1.       U.S. government securities;

                  2.       Money Market Mutual Funds

                  3.       bank certificates of deposit or commercial paper.

         C. Purchases or sales that are non-volitional on the part of either the person subject to this Code or the Client;

         D. Purchases that are part of an automatic dividend reinvestment plan; and

         E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         F.       Discretionary Accounts of Outside Trustees

                  Purchases and sales of securities in an account in which an Outside Trustee has a beneficial interest shall not be subject to the prohibitions of Section VII if the account is managed by someone other than the Outside Trustee and the Outside Trustee did not have knowledge of the transactions until after they had been executed, provided the Outside Trustee has previously identified the account to CAM's Chief Compliance officer.

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         G.       De Minimis Exception. Purchases or sales in an amount less than $10,000 in a security (other than shares of mutual funds) that has a market capitalization of at least $5 billion are exempt from the prohibitions of Section III. and Section VII.A. of this Code, and are exempt from the pre-clearance requirements of Section VII.E. (However, please note that trades falling within this de minimis exception must be reported pursuant to Sections VII.B., VII.C. and VII.D. of this code).

         H. Under unusual circumstances, such as a personal financial emergency, employee stock ownership plans, stock option plans and certain personal trusts, or when it is determined that no conflict of interest or other breach of duty is involved, application for an exemption to make a transaction may be made to the Chief Compliance Officer, which application may be denied or granted. To request consideration of an exemption, submit a written request containing details on your circumstances, reasons for the exception and exception requested. The Chief Compliance Officer may, in unusual circumstances, approve exceptions from the Code of Ethics applicable to an individual, based on the unique circumstances of such individual and based on a determination that the exceptions can be granted (i) consistent with the individual's fiduciary obligations to Clients and (ii) pursuant to procedures that are reasonably designed to avoid a conflict of interest for the individual. Any such exceptions shall be subject to such additional procedures, reviews and reporting as determined appropriate by the Chief Compliance Officer in connection with granting such exception. Any such exceptions will be reported to the Board of Directors of CAM at the meeting of the Board of Directors immediately following the grant of such exception, and such Board of Directors shall have the power to revoke or modify any such exceptions prospectively.

IX.      CONSEQUENCES OF FAILURE TO COMPLY WITH THE CODE

Compliance with this Code of Ethics is a condition of employment of CAM and CFS and retention of positions with the Trusts. Taking into consideration all relevant circumstances, management of CAM will determine what action is appropriate for any breach of the provisions of the Code by an INVESTMENT PERSON or ACCESS PERSON. Possible actions include letters of sanction, suspension or termination of employment or removal from office.

The board of a Trust will determine what action is appropriate for any breach of the provisions of the Code by an Outside Trustee of the Trust, which may include removal from the board.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by CAM, CFS or the Trust in order to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

X.       RETENTION OF RECORDS

The Secretary of CAM shall maintain the records listed below for a period of five years at CAM's principal place of business in an easily accessible place:

         A.       a list of all persons subject to the Code during the period;

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         B.       receipts signed by all persons subject to the Code
                  acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

         C. a copy of each code of ethics that has been in effect at any time during the period;

         D. a copy of each report filed pursuant to this Code and a record of any known violation and action taken as a result thereof during the period; and

         E. records evidencing prior approval of, and the rational supporting, an acquisition by an Investment Person or an Access Person of securities in a private placement.

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                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                          FOR EMPLOYEES AND OFFICERS OF
                         CALAMOS ASSET MANAGEMENT, INC.,
                        CALAMOS FINANCIAL SERVICES, INC.,
                            CALAMOS INVESTMENT TRUST,
                             CALAMOS ADVISORS TRUST,
                CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND
                       CALAMOS STRATEGIC TOTAL RETURN FUND

         CODE OF ETHICS. Calamos Asset Management, Inc. ("CAM"), Calamos Financial Services, Inc. ("CFS") and Calamos Investment Trust, Calamos Advisors Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund and Calamos Strategic Total Return Fund (each, a "Trust") have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by their personnel. A copy of the Code is attached to this letter. As a condition of your continued employment with CAM or CFS or the retention of your position, if any, as an officer of a Trust, you are required to read, understand and abide by the Code.

         COMPLIANCE PROGRAM. The Code requires that all personnel furnish to the Chief Compliance Officer information regarding any investment account in which you have a "beneficial interest." You are also required to furnish to the Chief Compliance Officer copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of Securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal securities holdings within 10 days of commencement of your employment with CAM or CFS and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage house, trust account at a bank, custodial account or similar types of accounts.

         This compliance program also requires that you report any contact with any Securities issuer, government or its personnel, or others, that, in the usual course of business, might involve inside or material non-public information. You must bring to the attention of the Chief Compliance Officer any information you receive from any source which might be insider or material non-public information.

         Any questions concerning the Code should be directed to the Chief Compliance Officer.
________________________________________________________________________________

         I affirm that I have read and understand the Code. I agree to the terms and conditions set forth in the Code.

___________________________                              _______________________
         Signature                                                 Date

                        ANNUAL AFFIRMATION OF COMPLIANCE
                          FOR EMPLOYEES AND OFFICERS OF
                         CALAMOS ASSET MANAGEMENT, INC.,
                        CALAMOS FINANCIAL SERVICES, INC.,
                            CALAMOS INVESTMENT TRUST,
                             CALAMOS ADVISORS TRUST,
              CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND AND
                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND
                       CALAMOS STRATEGIC TOTAL RETURN FUND

I affirm that:

         1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics ("Code").

         2. I have provided to the Chief Compliance Officer the names and addresses of each investment account that I had with any firm, including, but not limited to, broker-dealers, banks, custodians and others. (List of known accounts attached.)

         3. I have provided to the Chief Compliance Officer copies of account statements or other reports showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code, during the most recently ended calendar year;

                  or

                  During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

         4. I have provided to the Chief Compliance Officer a report of securities holdings in which I had a beneficial interest as of the end of the most recent calendar year, including all required information for each security in which I have any direct or indirect beneficial ownership.

_______________________________                      ___________________________
         Signature                                              Date

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                             FOR OUTSIDE TRUSTEES OF
                CALAMOS INVESTMENT TRUST, CALAMOS ADVISORS TRUST,
                CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND
                       CALAMOS STRATEGIC TOTAL RETURN FUND

         CODE OF ETHICS. Calamos Asset Management, Inc. ("CAM"), Calamos Financial Services, Inc. ("CFS") and Calamos Investment Trust, Calamos Advisors Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund and Calamos Strategic Total Return Fund (each, a "Trust") have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by the outside trustees of each Trust and personnel of CAM and CFS. A copy of the Code is attached to this letter. As a condition of the retention of your position as a trustee, you are required to read, understand and abide by the Code.

         Any questions concerning the Code should be directed to the Chief Compliance Officer.
________________________________________________________________________________

         I affirm that I have read and understand the Code of Ethics ("Code"). I agree to the terms and conditions set forth in the Code.

___________________________                              _______________________
         Signature                                               Date

                                                                      APPENDIX A

SECTION 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY
PERSONNEL.

(a) Definitions. For purposes of this section:

         (1)      Access Person means:

                  (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                           (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                           (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

                  (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         (2) Advisory Person of a Fund or of a Fund's investment adviser means:

                  (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

         (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

                           (i) Direct obligations of the Government of the United States;

                           (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                                                                      APPENDIX A

                           (iii)    Shares issued by open-end Funds.

                  (5) Fund means an investment company registered under the Investment Company Act.

                  (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

                  (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

                           (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                           (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

                  (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506]
                           under the Securities Act of 1933.

                  (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

                  (10)     Security Held or to be Acquired by a Fund means:

                           (i) Any Covered Security which, within the most recent 15 days:

                                    (A)     Is or has been held by the Fund; or

                                    (B)     Is being or has been considered by
                                            the Fund or its investment adviser
                                            for purchase by the Fund; and

                           (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (1)      To employ any device, scheme or artifice to defraud the Fund;

         (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (4) To engage in any manipulative practice with respect to the Fund.

                                                                      APPENDIX A

(c) Code of Ethics.

         (1) Adoption and Approval of Code of Ethics.

                  (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

                  (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

                  (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
                           (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph
                           (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

         (2) Administration of Code of Ethics.

                  (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

                  (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                           (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                           (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

         (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

                  (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

                                                                      APPENDIX A

                  (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)      Reporting Requirements of Access Persons.

         (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

                  (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                           (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                           (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (C) The date that the report is submitted by the Access Person.

                  (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

                           (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (1)     The date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares and the principal
                                            amount of each Covered Security
                                            involved;

                                    (2)     The nature of the transaction
                                            (i.e., purchase, sale or any other
                                            type of acquisition or
                                            disposition);

                                    (3)     The price of the Covered Security at
                                            which the transaction was effected;

                                    (4)     The name of the broker, dealer or
                                            bank with or through which the
                                            transaction was effected; and

                                    (5)     The date that the report is
                                            submitted by the Access Person.

                           (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (1)     The name of the broker, dealer or
                                            bank with whom the Access Person
                                            established the account;

                                    (2)     The date the account was
                                            established; and

                                    (3)     The date that the report is
                                            submitted by the Access Person.

                                                                      APPENDIX A

                  (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                           (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                           (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (C) The date that the report is submitted by the Access Person.

         (2) Exceptions from Reporting Requirements.

                  (i)      A person need not make a report under paragraph
                           (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                  (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who
                           would be required to make a report solely by reason of being a Fund director, need not make:

                           (A)      An initial holdings report under paragraph
                                    (d)(1)(i) of this section and an annual
                                    holdings report under paragraph (d)(1)(iii) of this section; and

                           (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

                  (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

                           (A)      The principal underwriter is not an
                                    affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                           (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

                  (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

                  (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
                           (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

                                                                      APPENDIX A

         (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

         (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

         (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)      Recordkeeping Requirements.

         (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                  (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                  (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph
                           (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                  (E)      A copy of each report required by paragraph
                           (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                                                      APPENDIX A

                                                                      APPENDIX B

                         REPORTS OF DIRECTORS, OFFICERS,

                           AND PRINCIPAL STOCKHOLDERS

RULE 16a-1 -- DEFINITION OF TERMS

Terms defined in this rule shall apply solely to section 16 of the Act and the rules thereunder. These terms shall not be limited to section 16(a) of the Act but also shall apply to all other subsections under section 16 of the Act.

     a.   The term beneficial owner shall have the following applications:

               1. Solely for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Act, the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph
                    (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b):

                         i. A broker or dealer registered under section 15 of the Act;

                         ii.  A bank as defined in section 3(a)(6) of the Act;

                         iii. An insurance company as defined in section
                              3(a)(19) of the Act;

                         iv. An investment company registered under section 8 of the Investment Company Act of 1940;

                         v. Any person registered as an investment adviser under Section 203 of the Investment Advisers Act of 1940 or under the laws of any state;

                         vi.  An employee benefit plan as defined in Section 3
                              (3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund;

                                                                      APPENDIX B

                         vii. A parent holding company or control person,
                              provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs
                              (a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class;

                         viii.A savings association as defined in Section 3(b)
                              of the Federal Deposit Insurance Act (12 U.S.C.
                              1813);

                         ix. A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940; and

                         x. A group, provided that all the members are persons specified in Rule 16a-1(a)(1)(i) through (ix).

                         xi. A group, provided that all the members are persons specified in Rule 16a-1(a)(1) (i) through (vii).

                         NOTE TO PARAGRAPH (a). Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3, but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 or 5, would be determined by the definition of "beneficial owner" in paragraph (a)(2) of this section.

                    2. Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

                         i. The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

                         ii. The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

                                        A.   Securities held by members of a
                                             person's immediate family sharing
                                             the same household; provided,
                                             however, that the presumption of

                                                                      APPENDIX B

                                             such beneficial ownership may be
                                             rebutted; see also Rule
                                             16a-1(a)(4);

                                        B.   A general partner's proportionate
                                             interest in the portfolio
                                             securities held by a general or
                                             limited partnership. The general
                                             partner's proportionate interest,
                                             as evidenced by the partnership
                                             agreement in effect at the time of
                                             the transaction and the
                                             partnership's most recent financial
                                             statements, shall be the greater
                                             of:

                                                  1.   The general partner's
                                                       share of the
                                                       partnership's profits,
                                                       including profits
                                                       attributed to any limited
                                                       partnership interests
                                                       held by the general
                                                       partner and any other
                                                       interests in profits that
                                                       arise from the purchase
                                                       and sale of the
                                                       partnership's portfolio
                                                       securities; or

                                                  2.   The general partner's
                                                       share of the partnership
                                                       capital account,
                                                       including the share
                                                       attributable to any
                                                       limited partnership
                                                       interest held by the
                                                       general partner.

                                        C.   A performance-related fee, other
                                             than an asset-based fee, received
                                             by any broker, dealer, bank,
                                             insurance company, investment
                                             company, investment adviser,
                                             investment manager, trustee or
                                             person or entity performing a
                                             similar function; provided,
                                             however, that no pecuniary interest
                                             shall be present where:

                                                  1.   The performance-related
                                                       fee, regardless of when
                                                       payable, is calculated
                                                       based upon net capital
                                                       gains and/or net capital
                                                       appreciation generated
                                                       from the portfolio or
                                                       from the fiduciary's
                                                       overall performance over
                                                       a period of one year or
                                                       more; and

                                                  2.   Equity securities of the
                                                       issuer do not account for
                                                       more than ten percent of
                                                       the market value of the
                                                       portfolio. A right to a
                                                       nonperformance-related
                                                       fee alone shall not
                                                       represent a pecuniary
                                                       interest in the
                                                       securities;

                                        D.   A person's right to dividends that
                                             is separated or separable from the
                                             underlying securities. Otherwise, a
                                             right to dividends alone shall not
                                             represent a pecuniary interest in
                                             the securities;

                                        E.   A person's interest in securities
                                             held by a trust, as specified in
                                             Rule 16a-8(b); and

                                                                      APPENDIX B

                                        F.   A person's right to acquire equity
                                             securities through the exercise or
                                             conversion of any derivative
                                             security, whether or not presently
                                             exercisable.

                              iii. A shareholder shall not be deemed to have a
                                   pecuniary interest in the portfolio
                                   securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                         3. Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in Rule 16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owner.

                         4. Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed an admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement.

                         5. The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act:

                                   i.   Interests in portfolio securities held
                                        by any holding company registered under
                                        the Public Utility Holding Company Act
                                        of 1935 (15 U.S.C. 79a et seq.);

                                   ii.  Interests in portfolio securities held
                                        by any investment company registered
                                        under the Investment Company Act of
                                        1940; and

                                   iii. Interests in securities comprising part
                                        of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

               b. The term call equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option, and a short put option position.

               c. The term derivative securities shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, but shall not include:

                                                                      APPENDIX B

                         1. Rights of a pledgee of securities to sell the pledged securities;

                         2. Rights of all holders of a class of securities of an issuer to receive securities pro rata, or obligations to dispose of securities, as a result of a merger, exchange offer, or consolidation involving the issuer of the securities;

                         3. Rights or obligations to surrender a security, or have a security withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

                         4.   Interests in broad-based index options,
                              broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

                         5. Interests or rights to participate in employee benefit plans of the issuer;

                         6. Rights with an exercise or conversion privilege at a price that is not fixed; or

                         7. Options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

               d. The term equity security of such issuer shall mean any equity security or derivative security relating to an issuer, whether or not issued by that issuer.

               e. The term immediate family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

               f. The term "officer" shall mean an issuer's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer's parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust.

                                                                      APPENDIX B

                    NOTE: "Policy-making function" is not intended to include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K the issuer identifies a person as an "executive officer," it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 of the Act, as are such other persons enumerated in this paragraph (f) but not in Item 401(b).

               g. The term portfolio securities shall mean all securities owned by an entity, other than securities issued by the entity.

               h. The term put equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity decreases, including, but not limited to, a long put option and a short call option position.

                                                                      APPENDIX B

RULE 16a-2 -- PERSONS AND TRANSACTIONS SUBJECT TO SECTION 16

Any person who is the beneficial owner, directly or indirectly, of more than ten percent of any class of equity securities ("ten percent beneficial owner") registered pursuant to section 12 of the Act, any director or officer of the issuer of such securities, and any person specified in section 17(a) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79q(a)) or section 30(h) of the Investment Company Act of 1940, including any person specified in section 240.16a-8, shall be subject to the provisions of section 16 of the Act (15 U.S.C. 78p). The rules under section 16 of the Act apply to any class of equity securities of an issuer whether or not registered under section 12 of the Act. The rules under section 16 of the Act also apply to non-equity securities as provided by the Public Utility Holding Company Act of 1935 and the Investment Company Act of 1940. With respect to transactions by persons subject to section 16 of the Act:

     a. A transaction(s) carried out by a director or officer in the six months prior to the director or officer becoming subject to section 16 of the Act shall be subject to section 16 of the Act and reported on the first required Form 4 only if the transaction(s) occurred within six months of the transaction giving rise to the Form 4 filing obligation and the director or officer became subject to section 16 of the Act solely as a result of the issuer registering a class of equity securities pursuant to section 12 of the Act.

     b. A transaction(s) following the cessation of director or officer status shall be subject to section 16 of the Act only if :

               1. Executed within a period of less than six months of an opposite transaction subject to section 16(b) of the Act that occurred while that person was a director or officer.

               2. Not otherwise exempted form section 16(b) of the Act pursuant to the provisions of this chapter.

                    Note to Paragraph (b): For the purposes of this paragraph, an acquisition and a disposition each shall be an opposite transaction with respect to the other.

     c. The transaction that results in a person becoming a ten percent beneficial owner is not subject to section 16 of the Act unless the person otherwise is subject to section 16 of the Act. A ten percent beneficial owner not otherwise subject to section 16 of the Act must report only those transactions conducted while the beneficial owner of more than ten percent of a class of equity securities of the issuer registered pursuant to section 12 of the Act.

     d.

                                                                      APPENDIX B

               1. Transactions by a person or entity shall be exempt from the provisions of section 16 of the Act for the 12 months following appointment and qualification, to the extent such person or entity is acting as:

                    i.   Executor or administrator of the estate of a decedent;

                    ii.  Guardian or member of a committee for an incompetent;

                    iii. Receiver, trustee in bankruptcy, assignee for the
                         benefit of creditors, conservator, liquidating agent, or other similar person duly authorized by law to administer the estate or assets of another person; or

                    iv.  Fiduciary in a similar capacity.

               2. Transactions by such person or entity acting in a capacity specified in paragraph (d)(1) of this section after the period specified in that paragraph shall be subject to section 16 of the Act only where the estate, trust or other entity is a beneficial owner of more than ten percent of any class of equity security registered pursuant to section 12 of the Act.

                                                                      APPENDIX B

RULE 16a-3 -- REPORTING TRANSACTIONS AND HOLDINGS

     a. Initial statements of beneficial ownership of equity securities required by section 16(a) of the Act shall be filed on Form 3. Statements of changes in beneficial ownership required by that section shall be filed on Form 4. Annual statements shall be filed on Form 5. At the election of the reporting person, any transaction required to be reported on Form 5 may be reported on an earlier filed Form 4. All such statements shall be prepared and filed in accordance with the requirements of the applicable form.

     b. A person filing statements pursuant to section 16(a) of the Act with respect to any class of equity securities registered pursuant to section 12 of the Act need not file an additional statement on Form 3:

               1. When an additional class of equity securities of the same issuer becomes registered pursuant to section 12 of the Act; or

               2. When such person assumes a different or an additional relationship to the same issuer (for example, when an officer becomes a director).

     c. Any issuer that has equity securities listed on more than one national securities exchange may designate one exchange as the only exchange with which reports pursuant to section 16(a) of the Act need be filed. Such designation shall be made in writing and shall be filed with the Commission and with each national securities exchange on which any equity security of the issuer is listed at the time of such election. The reporting person's obligation to file reports with each national securities exchange on which any equity security of the issuer is listed shall be satisfied by filing with the exchange so designated.

     d. Any person required to file a statement with respect to securities of a single issuer under both section 16(a) of the Act and either section 17(a) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79q(a)) or section 30(h) of the Investment Company Act of 1940 may file a single statement containing the required information, which will be deemed to be filed under both Acts.

     e. Any person required to file a statement under section 16(a) of the Act shall, not later than the time the statement is transmitted for filing with the Commission, send or deliver a duplicate to the person designated by the issuer to receive such statements, or, in the absence of such a designation, to the issuer's corporate secretary or person performing equivalent functions.

     f.

                                                                      APPENDIX B

          1. A Form 5 shall be filed by every person who at any time during the issuer's fiscal year was subject to section 16 of the Act with respect to such issuer, except as provided in paragraph
               (f)(2) of this section. The Form shall be filed within 45 days after the issuer's fiscal year end, and shall disclose the following holdings and transactions not reported previously on Forms 3, 4 or 5:

                    i. All transactions during the most recent fiscal year that were exempt from Section 16(b) of the Act, except:

                              A.   Exercises and conversions of derivative
                                   securities exempt under either Rule 16b-3 or Rule 16b-6(b), and any transaction exempt under Rule 16b-3(d), Rule 16b-3(e), or Rule 16b-3(f) (these are required to be reported on Form 4);

                              B. Transactions exempt from Section 16(b) of the Act pursuant to Rule 16b-3(c) which shall be exempt from Section 16(a) of the Act; and

                              C. Transactions exempt from Section 16(a) of the Act pursuant to another rule;

                    ii. Transactions that constituted small acquisitions pursuant to Rule 16a-6(a);

                    iii. All holdings and transactions that should have been
                         reported during the most recent fiscal year, but were not; and

                    iv. With respect to the first Form 5 requirement for a reporting person, all holdings and transactions that should have been reported in each of the issuer's last two fiscal years but were not, based on the reporting person's reasonable belief in good faith in the completeness and accuracy of the information.

          2. Notwithstanding the above, no Form 5 shall be required where all transactions otherwise required to be reported on the Form 5 have been reported before the due date of the Form 5.

     NOTE: Persons no longer subject to section 16 of the Act, but who were subject to the Section at any time during the issuer's fiscal year, must file a Form 5 unless paragraph (f)(2) is satisfied. See also Rule 16a-2(b) regarding the reporting obligations of persons ceasing to be officers or directors.

                                                                      APPENDIX B

     g.

          1. A Form 4 must be filed to report: All transactions not exempt from section 16(b) of the Act; All transactions exempt from section 16(b) of the Act pursuant to Rule 16b-3(d), Rule 16b-3(e), or Rule 16b-3(f); and all exercises and conversions of derivative securities, regardless of whether exempt from section 16(b) of the Act. Form 4 must be filed before the end of the second business day following the day on which the subject transaction has been executed.

          2. Solely for purposes of section 16(a)(2)(C) of the Act and paragraph (g)(1) of this section, the date on which the executing broker, dealer or plan administrator notifies the reporting person of the execution of the transaction is deemed the date of execution for a transaction where the following conditions are satisfied:

                    i. the transaction is pursuant to a contract, instruction or written plan for the purchase or sale of equity securities of the issuer (as defined in Rule 16a-1(d)) that satisfies the affirmative defense conditions of Rule 10b5-1(c); and

                    ii. the reporting person does not select the date of execution.

          3. Solely for purposes of section 16(a)(2)(C) of the Act and paragraph (g)(1) of this section, the date on which the plan administrator notifies the reporting person that the transaction has been executed is deemed the date of execution for a discretionary transaction (as defined in Rule 16b-3(b)(1)) for which the reporting person does not select the date of execution.

          4. In the case of the transactions described in paragraphs (g)(2) and (g)(3) of this section, if the notification date is later than the third business day following the trade date of the transaction, the date of execution is deemed to be the third business day following the trade date of the transaction.

          5. At the option of the reporting person, transactions that are reportable on Form 5 may be reported on Form 4, so long as the Form 4 is filed no later than the due date of the Form 5 on which the transaction is otherwise required to be reported.

     h. The date of filing with the Commission shall be the date of receipt by the Commission.

     i. Duplicated or facsimile versions of manual signatures of persons required to sign any document pursuant to Section 16 of the Act that is filed or submitted to the Commission under the Act shall be considered manual signatures for purposes of the Act and rules and regulations thereunder; provided that, the original signed document is retained by the filer for a period of five years and, upon request, the filer furnishes to the Commission or the staff the original manually signed document.

                                                                      APPENDIX B

     j. Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly. Where persons in a group are deemed to be beneficial owners of equity securities pursuant to Rule 16a-1(a)(1) due to the aggregation of holdings, a single Form 3, 4 or 5 may be filed on behalf of all persons in the group. Joint and group filings must include all required information for each beneficial owner, and such filings must be signed by each beneficial owner, or on behalf of such owner by an authorized person.

     k. Any issuer that maintains a corporate Web site shall post on that Web site by the end of the business day after filing any Form 3, 4, or 5 filed under section 16(a) of the Act as to the equity securities of that issuer. Each such form shall remain accessible on such issuer's Web site for at least a 12-month period. In the case of an issuer that is an investment company and that does not maintain its own Web site, if any of the issuer's investment adviser, sponsor, depositor, trustee, administrator, principal underwriter, or any affiliated person of the investment company maintains a Web site that includes the name of the issuer, the issuer shall comply with the posting requirements by posting the forms on one such Web site.

                                                                      APPENDIX C

                         EXAMPLES OF BENEFICIAL INTEREST

         For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

                  - securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

                  - securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

                  - securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

                  - securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

                  - securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

                  - securities held by a personal holding company controlled by you alone or jointly with others;

                  - securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

                  - securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

                                                                      APPENDIX C

                  - securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

                  - securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

THESE EXAMPLES ARE NOT EXCLUSIVE. THERE ARE OTHER CIRCUMSTANCES IN WHICH YOU MAY BE DEEMED TO HAVE A BENEFICIAL INTEREST IN A SECURITY. ANY QUESTIONS ABOUT WHETHER YOU HAVE A BENEFICIAL INTEREST SHOULD BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER OF CAM.